Ernst & Young LLP 1900 Scripps Center 312 Walnut Street Cincinnati, OH 45202 Tel: +1 513 612 1400 Fax: +1 513 612 1730

February 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR filed February 27, 2012, of The Needham Funds, Inc. and are in agreement with the statements concerning our Firm in such Form N-SAR.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP